EX-4.gg


                                       JACKSON NATIONAL LIFE
                                           INSURANCE COMPANY  [Graphic Omitted]
[2900 Westchester Avenue                         OF NEW YORK
Purchase, New York 10577]                    A STOCK COMPANY

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                  20% ADDITIONAL WITHDRAWAL BENEFIT ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE BENEFITS DESCRIBED IN THIS ENDORSEMENT WILL CEASE UPON TERMINATION OF THE CONTRACT. THIS 20% ADDITIONAL WITHDRAWAL BENEFIT MAY ONLY BE ELECTED PRIOR TO THE ISSUE DATE. THE CONTRACT IS AMENDED AS FOLLOWS:

1. The CONTRACT DATA PAGE is amended by the addition of the following:

The following language is added:

    "20% ADDITIONAL WITHDRAWAL     On an annual basis, this charge equals 0.30%
    BENEFIT CHARGE:                of the daily net asset value of the
                                   Investment Divisions for the life of the Contract."

2. The first paragraph of the ADDITIONAL FREE WITHDRAWAL provision is deleted and replaced with the following:

"ADDITIONAL WITHDRAWAL. During a Contract Year, You may make partial withdrawals from the Contract without the Withdrawal Charge being applied. The Additional Withdrawal is equal to:
1. 20% of Premium that remains subject to Withdrawal Charges and that has not been previously withdrawn (this can be utilized once or in segments throughout the Contract Year, not to exceed 20%); less,
2. all remaining earnings, which are defined as the excess of the Contract Value over Remaining Premiums."

                                        SIGNED FOR THE JACKSON NATIONAL LIFE
                                        INSURANCE COMPANY OF NEW YORK

                                        /s/ Clark P. Manning

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER



7349NY 04/03